Exhibit 10.21

EXECUTION VERSION

AMENDED AND RESTATED

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Amended and Restated Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of November 4, 2016, by and among (i) Hostess Brands, Inc. (formerly known as Gores Holdings, Inc.), a Delaware corporation (the “Company”), (ii) AP Hostess Holdings, L.P., a Delaware limited partnership (the “Apollo Holder”), (iii) Hostess CDM Co-Invest, LLC, a Delaware series limited liability company, together with the Hostess Co-Invest Series (as defined herein) (“Hostess Co-Invest”), (iv) CDM Hostess Class C, LLC, a Delaware series limited liability company, together the CDM Hostess Series (as defined herein) (“CDM Hostess”), (v) C. Dean Metropoulos (“Metropoulos” and, together with Hostess Co-Invest and CDM Hostess, the “Metropoulos Holders”), (vi) Gores Sponsor LLC, a Delaware limited liability company (the “Gores Sponsor”), (vii) Randy Bort, (viii) William Patton and (ix) Jeffrey Rea (together with William Patton, Randy Bort and the Gores Sponsor, the “Gores Holders”) (the Gores Holders, together with the Metropoulos Holders and the Apollo Holder, the “Stockholders” and each individually a “Stockholder”).

WHEREAS, the Gores Holders and the Company are parties to that certain Registration Rights Agreement, dated as of August 13, 2015 (the “Original Registration Rights Agreement”);

WHEREAS, pursuant to the Master Transaction Agreement, dated as of July 5, 2016, by and among the Company, Homer Merger Sub, Inc., the Apollo Holder, certain of the Metropoulos Holders and certain other parties thereto (the “Master Transaction Agreement”), the Company will acquire all of the issued and outstanding Class A Units (the “Class A Units”) in Hostess Holdings, L.P., a Delaware limited partnership (“Hostess LP”);

WHEREAS, as a result of the transactions contemplated by the Master Transaction Agreement (the “Transactions”), shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Founder Shares”), shall automatically convert into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, immediately after giving effect to the Transactions, (a) the Gores Sponsor will own shares of Class A Common Stock and warrants to acquire shares of Class A Common Stock (the “Private Placement Warrants”), (b) the Apollo Holder will own shares of Class A Common Stock, (c) CDM Hostess will own Class B Units in Hostess LP (the “Class B Units”) and shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), which units may be exchanged for an equivalent number of shares of Class A Common Stock in accordance with the Exchange Agreement, dated as of the date hereof, by and between the Company, Hostess LP and the Metropoulos Holders, as amended in accordance with its terms (the “Exchange Agreement”), (d) Hostess Co-Invest will own Class B Units and Class B Common Stock (including the CDM Rollover Shares), which units may be exchanged for an equivalent number of shares of Class A Common Stock in accordance with the Exchange Agreement; (e) Randy Bort will own shares of Class A Common Stock, (f) William Patton will own shares of Class A Common Stock and (g) Jeffrey Rea will own shares of Class A Common Stock;

WHEREAS, Metropoulos will be issued shares of Class B Common Stock and Class B Units and may be issued shares of Class A Common Stock (collectively, the “Chairman Shares”) pursuant to that certain Executive Chairman Employment Agreement, dated as of July 28, 2016, by and between the Company, Hostess LP, Hostess Brands, LLC and Metropoulos (the “Executive Agreement”);

WHEREAS, the Apollo Holder and certain of the Metropoulos Holders may each receive additional shares of Class A Common Stock (or an equivalent number of shares of Class B Common Stock and Class B Units) (the “Earn-out Shares”) pursuant to the earn-out provisions of the Master Transaction Agreement (the “Earn-out”);

WHEREAS, the Apollo Holder may receive additional shares of Class A Common Stock (the “TRA Shares”) pursuant to the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, the Metropoulos Holders and Apollo Holder (the “TRA”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement (a) to provide for transfer restrictions with respect to the Company’s securities beneficially held by the Stockholders and (b) to amend and restate the Original Registration Rights Agreement to provide the registration rights with respect to Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accountants” means the independent registered public accounting firm selected by the board of directors of the Company.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“Apollo Holder” has the meaning set forth in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“CDM Hostess” has the meaning set forth in the preamble hereto.

“CDM Hostess Series” means, collectively, CDM Hostess Class C, LLC – Series A, CDM Hostess Class C, LLC – Series B, CDM Hostess Class C, LLC – Series C, CDM Hostess Class C, LLC – Series D and CDM Hostess Class C, LLC – Series E.

“CDM Rollover Shares” has the meaning set forth in the Master Transaction Agreement; provided, that for all purposes of this Agreement, “CDM Rollover Shares” shall be deemed to also include a corresponding number of Class B Units.

“Chairman Shares” has the meaning set forth in the recitals hereto.

“Class A Common Stock” has the meaning set forth in the recitals hereto.

“Class A Units” has the meaning set forth in the recitals hereto.

“Class B Common Stock” has the meaning set forth in the recitals hereto.

“Class B Units” has the meaning set forth in the recitals hereto.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto.

“Covered Transfer” has the meaning set forth in Section 2(c).

“Demand Notice” has the meaning set forth in Section 3(a).

“Demand Party” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Earn-out” has the meaning set forth in the recitals hereto.

“Earn-out Shares” has the meaning set forth in the recitals hereto.

“Equity Securities” has the meaning set forth in Rule 3a11-1 under the Exchange Act.

“Escrowed Shares” means the shares of Class A Common Stock and the Class B Units and shares of Class B Common Stock placed in escrow at the closing of the Transactions pursuant to Section 2.4(a) of the Master Transaction Agreement.

“Escrowed Share Sale” means the sale of Escrowed Shares as contemplated by Article IX of the Master Transaction Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Executive Agreement” has the meaning set forth in the recitals hereto.

“FINRA” has the meaning set forth in Section 3(h)(xviii).

“Form S-1” means a registration statement on Form S-1 or any similar long-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-1 Shelf” has the meaning set forth in Section 3(c).

“Form S-3” means a registration statement on Form S-3 or any similar short-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-3 Shelf” has the meaning set forth in Section 3(c).

“Founder Shares” has the meaning set forth in the recitals hereto.

“GAAP” means United States generally accepted accounting principles in effect on the date hereof, consistently applied.

“Gores Restricted Shares” means that portion of the shares of Class A Common Stock acquired by Gores Sponsor at the closing of the Transactions for an aggregate purchase price of $50 million or less.

“Gores Holders” has the meaning set forth in the preamble hereto.

“Gores Sponsor” has the meaning set forth in the preamble hereto.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Hostess Co-Invest” has the meaning set forth in the preamble hereto.

“Hostess Co-Invest Series” means, collectively, Hostess CDM Co-Invest, LLC – Series A, Hostess CDM Co-Invest, LLC – Series B, Hostess CDM Co-Invest, LLC – Series C, Hostess CDM Co-Invest, LLC – Series D, Hostess CDM Co-Invest, LLC – Series E, Hostess CDM Co-Invest, LLC – Series F, Hostess CDM Co-Invest, LLC – Series G, Hostess CDM Co-Invest, LLC – Series H and Hostess CDM Co-Invest, LLC – Series I.

“Hostess LP” has the meaning set forth in the recitals hereto.

“Information” has the meaning set forth in Section 3(h)(xi).

“Insider Letter” shall mean that certain letter agreement, dated as of August 13, 2015, by and between the Company, the Gores Sponsor and certain other parties thereto.

“Inspectors” has the meaning set forth in Section 3(h)(xi).

“Indemnity Transfer” means any Transfer of shares of Class A Common Stock, including Escrowed Shares, made to satisfy any payment required to be made in respect of an indemnification claim that has been finally determined pursuant to Article IX of the Master Transaction Agreement.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 3.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Authority.

“Lock-Up Period” has the meaning set forth in Section 2(a).

“Market Sale” means a sale pursuant to an effective registration statement under the Securities Act or a sale in the manner described by Rule 144(f).

“Master Transaction Agreement” has the meaning set forth in the recitals hereto.

“Metropoulos” has the meaning set forth in the preamble hereto.

“Metropoulos Holders” has the meaning set forth in the preamble hereto.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 3.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 3.

“Primary Registration” shall have the meaning set forth in Section 3(d)(ii).

“Private Placement Warrants” has the meaning set forth in the recitals hereto.

“Proportionate Percentage” means, at any time, with respect to each Stockholder in connection with a registered offering of Class A Common Stock, (a) the number of shares of Class A Common Stock that are being registered multiplied by (b) a fraction, the numerator of which is the number of Registrable Securities held by such Stockholder and the denominator is the aggregate number of Registrable Securities held by all Stockholders.

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 3, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Records” has the meaning set forth in Section 3(h)(xi).

“Registrable Security” shall mean (a) the shares of Class A Common Stock issued upon the conversion of any Founder Shares, (b) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any Private Placement Warrants), (c) any outstanding share of Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise or exchange of any other Equity Security or Equity Securities) held by a Stockholder as of the date of this Agreement or hereafter acquired, (d) the shares of Class A Common Stock issued or issuable upon an exchange for Class B Units (including upon an exchange of any Class B Units issued pursuant to the Earn-out or constituting Escrowed Shares or the CDM Rollover Shares), (e) shares of Class A Common Stock constituting Earn-out Shares, (f) shares of Class A Common Stock constituting the TRA Shares, (g) shares of Class A Common Stock issued to an officer, director or employee of the Company or any of its direct or indirect subsidiaries pursuant to an equity incentive plan or as compensation under any other employment arrangement that is Transferred to and thereafter beneficially owned by a Stockholder, (h) Escrowed Shares (i) shares of Class A Common Stock issued pursuant to the Executive Agreement (including any shares of Class A Common Stock issued upon the exchange of any Class B Units issued thereunder) and (j) any other Equity Security of the Company issued or issuable with respect to any such share of the Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For the avoidance of doubt, Registrable Securities shall not include any shares of Class A Common Stock acquired pursuant to a subscription agreement entered into with the Company in connection with the Transactions (the “Co-Invest Shares”), but the Registrable Securities shall include any shares of Class A Common Stock issued in exchange for CDM Rollover Shares.

“Registration Expenses” has the meaning set forth in Section 3(h).

“Registration Limit” has the meaning set forth in Section 3(f).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Restricted Shares” has the meaning set forth in Section 2(b).

“Road Show Material” has the meaning set forth in Section 3(j).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 158” means Rule 158 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 415” means Rule 415 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Sellers’ Counsel” means a single counsel representing all selling Stockholders in connection with the registration and sale of Registrable Securities hereunder, which counsel shall be selected by the Stockholders holding the largest portion of the Registrable Securities to be registered in such offering, with the consent of each other selling Stockholder (such consent not to be unreasonably withheld, conditioned or delayed).

“Stockholders” has the meaning set forth in the preamble hereto.

“Third Party Demand Holders” means any holder of Class A Common Stock or other Equity Securities of the Company with contractual rights to require the Company to register such Class A Common Stock or other Equity Securities for resale under the Securities Act; provided the Company’s grant of such contractual rights shall have been approved by each of the Stockholders.

“Third Party Piggyback Holders” means any holder of Class A Common Stock or other Equity Securities of the Company with contractual rights to require the Company to include such Class A Common Stock or other Equity Securities in a registration statement under the Securities Act being otherwise filled by the Company; provided the Company’s grant of such contractual rights shall have been approved by each of the Stockholders.

“Third Party Registration” shall have the meaning set forth in Section 3(d)(ii).

“TRA” has the meaning set forth in the recitals hereto.

“TRA Shares” has the meaning set forth in the recitals hereto.

“Transactions” has the meaning set forth in the recitals hereto.

“Transfer” has the meaning set forth in Section 2(b).

“Underwritten Offering” means a sale of Class A Common Stock to an underwriter for reoffering to the public.

Section 2. Transfer Restrictions.

(a) For purposes of this Agreement, the “Lock-Up Period” is the period commencing on the date hereof and continuing until the later of (i) May 4, 2017, the calendar date that is six months following the date hereof, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Common Stock issued pursuant to the subscription agreements entered into in connection with the Transactions has been filed with the SEC and declared effective and (B) 270 days after the closing.

(b) Except for (i) the Co-Invest Shares (other than the Gores Restricted Shares), which the holders thereof may Transfer to any Person at any time (including pursuant to Section 2(c)), (ii) the CDM Rollover Shares, which the Metropoulos Holders may Transfer to any Person at any time (including pursuant to Section 2(c)) and (iii) the Class B Units (and any shares of Class A Common Stock issued in exchange therefor) that may be Transferred by Metropoulos pursuant to Section 3.2(b) of the Executive Agreement, during the Lock-Up Period no Stockholder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute (including registered dispositions pursuant to Section 3) (“Transfer”) any shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Shares, or any options or warrants to purchase any shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Shares or any

securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units or Gores Restricted Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Restricted Shares”). The foregoing restriction is expressly agreed to preclude each Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such Stockholder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Shares of the applicable Stockholder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares. For the avoidance of doubt, none of the Co-Invest Shares will be considered Restricted Shares other than the Gores Restricted Shares.

(c) Notwithstanding anything to the contrary set forth herein, a Stockholder may Transfer Restricted Shares (and for the avoidance of doubt, the Metropoulos Holders may Transfer the CDM Rollover Shares and the holders of Co-Invest Shares may Transfer such shares (other than the Gores Restricted Shares)) during the Lock-Up Period:

(i) as a bona fide gift or gifts (subject to the provisions of the last sentence of this Section 2(c));

(ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Stockholder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Stockholder or to the stockholders, partners, members or beneficiaries of such Stockholder, by blood, marriage or adoption and not more remote than first cousin (subject to the provisions of the last sentence of this Section 2(c));

(iii) if a Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the stockholders, partners, members or beneficiaries of such Stockholder (subject to the provisions of the last sentence of this Section 2(c));

(iv) pursuant to any take-over bid, acquisition, sale or merger involving the Company;

(v) any Indemnity Transfer, including an Escrowed Share Sale; provided, that all of the proceeds of such Transfer shall be paid to the applicable indemnitee within two Business Days of the receipt thereof by the transferee;

(vi) with the prior written consent of the Company and each other Stockholder (provided that each CDM Hostess Series shall be permitted to Transfer Restricted Shares to any other CDM Hostess Series managed by C. Dean Metropoulos (or in the event of his death or incapacity, his successor pursuant to testamentary or intestate succession) and each Hostess Co-Invest Series shall be permitted to Transfer Restricted Shares to any other Hostess Co-Invest Series managed by C. Dean Metropoulos (or in the event of his death or incapacity, his successor pursuant to testamentary or intestate succession), in each case without the consent of the Company or any other Stockholder); or

(vii) with respect to the Chairman Shares only, to any other Metropoulos Holder or an Affiliate thereof.

It shall be a condition to any Transfer of Restricted Shares pursuant to clauses (i), (ii), (iii), and, if the Transfer is other than a Market Sale, clause (v), and, if required as a condition to such consent, clause (vi) (each, a “Covered Transfer”), that the transferee execute and deliver a joinder to this Agreement in the form attached hereto as Exhibit A. For the avoidance of doubt, any such transferee so executing and delivering a joinder to this Agreement shall thereupon be deemed a Stockholder and shall have all the benefits and obligations of a Stockholder under this Agreement, including the registration rights provided in Section 3. Any transferee of an Apollo Holder under a Covered Transfer, shall be an Apollo Holder hereunder; any transferee of a Metropoulos Holder under Covered Transfer, shall be a Metropoulos Holder hereunder; and any transferee of a Gores Holder under a Covered Transfer, shall be a Gores Holder hereunder.

(d) Notwithstanding anything to the contrary herein, nothing in this Section 2 shall limit the exchange of any Class B Units or the cancellation of shares of Class B Common Stock in connection with such exchange (whether or not such interests and shares are Restricted Shares) for shares of Class A Common Stock in accordance with the terms of the Exchange Agreement.

(e) The foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Restricted Shares; provided, however, that such plan does not provide for the Transfer of Restricted Shares during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of any Stockholder or the Company.

(f) Each Stockholder hereby represents and warrants that it now has, and, except as contemplated by this Section 2, for the duration of the Lock-Up Period will have, good and marketable title to its Restricted Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of such Stockholder to comply with the foregoing restrictions. Each Stockholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares during the Lock-Up Period except in compliance with the foregoing restrictions.

(g) At the request of any Stockholder, the Company shall promptly (and in any event within two Business Days from the date such request is received) remove any restrictive legends (including any electronic transfer restrictions) from Restricted Shares held by such Stockholder that such Stockholder is permitted to Transfer hereunder and that no longer constitute Registrable Securities.

(h) For the avoidance of doubt, the transfer restrictions set forth in this Section 2 are separate and independent from (i) those applicable to the Gores Holders pursuant to the Insider Letter and (ii) those applicable to Metropoulos pursuant to the Executive Agreement.

(i) For so long as the Commission does not permit, for purposes of resales of securities pursuant to Rule 144, the tacking of (i) the holding period for the Class B Units held by the Metropoulos Holders with (ii) the holding period of Class A Common Stock subsequently acquired by the Metropoulos Holders through an exchange of such Class A Common Stock for an equivalent number shares of Class B Units in accordance with the Exchange Agreement, the Apollo Holder agrees and covenants that it shall not sell or dispose of any of its Class A Common Stock pursuant to Rule 144 prior to the date that is the earlier of (A) six months after the date Metropoulos Holders acquired an equivalent number of Class A Common Stock through an exchange of such Class A Common Stock for shares of Class B Units and Class B Common Stock in accordance with the Exchange Agreement and (B) the date that is 18 months after the date hereof.

Section 3. Registration Rights.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 3, the Apollo Holder, the Metropoulos Holders and the Gores Sponsor may at any time from time to time, subject to (i) the transfer restrictions set forth in Section 2, and (ii) such Stockholder’s Registration Limit, make a written request to the Company (with a copy delivered simultaneously to the other parties hereto) for registration under and in accordance with the provisions of the Securities Act on (A) Form S-1 or (B) if available, Form S-3, which, in the case of either clause (A) or clause (B), may be a shelf registration statement filed pursuant to Rule 415 of the Rules and Regulations, of all or part of its Registrable Securities (such requesting Stockholder, the “Demand Party” and such registration, a “Demand Registration”); provided, that, in the case of an Underwritten Offering, the sale of the Registrable Securities required to be registered is reasonably expected to result in aggregate gross proceeds of not less than $20,000,000. All requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered, specify if such registration is intended, in whole or in part, as an Indemnity Transfer (and, if so, whether an Escrowed Share Sale), and will also specify the intended method of transfer thereof (a “Demand Notice”), including, if such transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 3(b), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect, as soon as possible, but in any event within 45 days after (i) receipt of such Demand Notice or (ii) such later date permitted by Section 3(b), such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register.

(b) Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its subsidiaries, taken as a whole, for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request for such registration from such Demand Party; provided, however, that the Company may not defer its obligation in this manner more than once in any 12-month period. If the Company shall so postpone the filing of a Registration Statement and if the Demand Party within 60 days after receipt of the notice of postponement advises the Company in writing that such Demand Party has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not reduce any Stockholder’s Registration Limit. If the effective date of any Registration Statement filed would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such Registration Statement for such period (up to a maximum of 45 days) as is reasonably necessary to include therein audited financial statements for such fiscal year, which delay shall not be counted against the limitation on deferrals during any 12-month period.

(c) Registration Statement Form. If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable.

(d) Piggyback Registration.

(i) If the Company at any time proposes to register (including by the amendment or supplement of an existing automatic shelf registration statement) Registrable Securities held by a Demand Party under the Securities Act pursuant to a Demand Registration under Section 3(a), it shall promptly give written notice to each other Stockholder of its intention to so register Registrable Securities and, upon the written request, given within 10 days after delivery of any such notice by the Company, of any other Stockholder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed such other Stockholder’s Proportionate Percentage), subject to Section 3(e), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Registrable Securities otherwise being sold pursuant to such Demand Registration. No Third Party Piggyback Holder shall have any right to notice of, or to include Class A Common Stock or other Equity Securities of the Company, in a Demand Registration.

(ii) If the Company at any time after the expiration of the Lock-Up Period proposes for any reason to register (including by the amendment or supplement of an existing automatic shelf registration statement) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) Class A

Common Stock or other Equity Securities of the Company, for its own account (a “Primary Registration”) or for the account of any Third Party Demand Holder (a “Third Party Registration”), it shall promptly give written notice to each Stockholder of its intention to register such securities and, upon the written request, given within 10 days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Securities (which shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed such other Stockholder’s Proportionate Percentage), subject to Section 3(e), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Class A Common Stock or other Equity Securities of the Company otherwise being sold pursuant to such registered offering.

(iii) For the purposes of this Section 3(d), the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such registration statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for above).

(e) Cutbacks.

(i) In the case of an Underwritten Offering pursuant to a Demand Registration under Section 3(a) and Section 3(d)(i), if the managing underwriter advises the Demand Party in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the number of Registrable Securities to be included in such registration shall be allocated among the selling Stockholders in the following order of priority:

(1) first, to the Registrable Securities to be offered in Escrowed Share Sales;

(2) second, to the Registrable Securities to be offered in Indemnity Transfers (other than in Escrowed Share Sales); and

(3) third, to the Registrable Securities to be offered by the Stockholders (other than Indemnity Transfers), pro rata based on the total number of Registrable Securities held by the Stockholders;

(ii) In the case of an Underwritten Offering pursuant to a Primary Registration under Section 3(d)(ii), if the managing underwriter advises the Company in writing that the inclusion of the Class A Common Stock or other Equity Securities proposed to be included by the Company, together with (A) the Registrable Securities proposed to be included by the Stockholders and (B) the Class A Common Stock or other Equity Securities proposed to be included by any Third Party Piggyback Holders, would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the securities to be included in such Underwritten Offering shall be allocated among the Company, the Stockholders and any Third Party Piggyback Holders in the following order of priority:

(1)	first, to the Registrable Securities to be offered by the Stockholders, pro rata based on the total number of Registrable Securities held by the Stockholders;

(2)	second, to the Class A Common Stock or other Equity Securities to be offered by the Company; and

(3)	third, to the Class A Common Stock or other Equity Securities to be offered by any Third Party Piggyback Holders.

(iii) In the case of an Underwritten Offering pursuant to a Third Party Registration under Section 3(d)(ii), if the managing underwriter advises the Third Party Demand Holder in writing that the inclusion of the Class A Common Stock or other Equity Securities proposed to be included by the Third Party Demand Holder, together with (A) the Registrable Securities proposed to be included by the Stockholders, (B) the Class A Common Stock or other Equity Securities proposed to be included by the Company and (C) the Class A Common Stock or other Equity Securities proposed to be included by Third Party Piggyback Holders, would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the securities to be included in such Underwritten Offering shall be allocated among the Third Party Demand Holders, the Stockholders, the Company and the Third Party Piggyback Holders in the following order of priority:

(1)	first, to the Class A Common Stock or other Equity Securities to be offered by the Third Party Demand Holders;

(2)	second, to the Registrable Securities to be offered by the Stockholders, pro rata based on the total number of Registrable Securities held by the Stockholders;

(3)	third, to the Class A Common Stock or other Equity Securities to be offered by the Third Party Piggyback Holders, pro rata based on the total Equity Securities of the Company held by them; and

(4)	fourth, to the Class A Common Stock or other Equity Securities to be offered by the Company.

(f) Registration Limit. Except as provided below, the aggregate number of Demand Registrations that a Stockholder may participate in as a Demand Party pursuant to Section 3(a) or pursuant to Section 3(d)(i), is six (6) (the “Registration Limit”) (it being understood and agreed that the Registration Limit for the Metropoulos Holders collectively is six (6)). Once a Stockholder has reached its Registration Limit, such Stockholder shall have no further right to request a Demand Registration pursuant to Section 3(a) or to receive notice of, or participate in, a Demand Registration pursuant to Section 3(d)(i) (for the avoidance of doubt, such Stockholder’s rights under Section 3(d)(ii) shall be unaffected by such Stockholder’s Registration Limit). For the purposes hereof, a Stockholder shall be deemed to have “participated” in a Demand Registration if the Registration Statement relating to such Demand Registration includes Registrable Securities of such Stockholder and such Registration Statement becomes effective; provided, however, that no Stockholder shall be deemed to have participated in a Demand Registration if (i) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within 20 Business Days or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of such Stockholder). Notwithstanding the foregoing, if the Apollo Holder and/or the Metropoulos Holders include Registrable Securities in a Demand Registration solely for an Indemnity Transfer (A) in the case of an Escrowed Share Sale, such Demand Registration shall not reduce such Stockholder’s Registration Limit until after the first three Escrowed Share Sales by such Stockholder, or (B) in the case of an Indemnity Transfer other than an Escrowed Share Sale, such Demand Registration shall not reduce such Stockholder’s Registration Limit.

(g) Holdback Agreements. If the Company at any time prior to the second anniversary of the Effective Date shall register any shares of Common Stock or other Equity Securities under the Securities Act (including any registration pursuant to Section 3(a) but excluding any registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) for sale to the public in an Underwritten Offering, if requested by the underwriter, no Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise transfer, any Registrable Securities (other than those Registrable Securities included in such registration pursuant to this Agreement) without the prior written consent of the Company, for a period designated by the Company in writing to the Stockholders, which period shall not begin prior to the commencement of the roadshow for such public offering and shall not exceed 90 days after the pricing date of such underwritten offering; provided, however, that the Stockholders shall receive the benefit of any shorter “lockup” period or permitted exceptions agreed to by the managing underwriter(s) for any Underwritten Offering irrespective of whether such Stockholder participated in the Underwritten Offering and the terms of such lock-up agreements shall govern such Stockholders in lieu of this Section 3(g).

(h) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(i) use its reasonable best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or until all of such Registrable Securities have been transferred (if earlier);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to Sellers’ Counsel, copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose;

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of 180 days or until all of such Registrable Securities have been transferred (if earlier) and to comply in all material respects with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv) promptly notify each Stockholder in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Securities to consummate the transfer in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(vi) without limiting subsection (v) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vii) furnish to each selling Stockholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(viii) notify in writing on a timely basis each selling Stockholder at any time when the Prospectus is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use its reasonable best efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its reasonable best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x) retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date thereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, if required by applicable law, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi) make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any transfer pursuant to such Registration

Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), during normal business hours and at the offices where normally kept, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority or (iii) such Information has been made generally available to the public. The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable commercial efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its Accountants a “comfort” letter delivered to the underwriters in such offering in customary form and covering such matters of the type customarily covered by comfort letters;

(xiii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form;

(xiv) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv) upon the reasonable request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi) use its reasonable best efforts to list such Registrable Securities on any national securities exchange on which any shares of Class A Common Stock are listed or, if no such shares are listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the selling Stockholders shall request;

(xvii) in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering and the selling Stockholders, in customary efforts to sell the Registrable Securities being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters or the selling Stockholders may reasonably request in order to expedite or facilitate the transfer of Registrable Securities;

(xviii) reasonably cooperate with each Stockholder and each underwriter participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix) make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 3(a) of the Securities Act and Rule 158 thereunder;

(xx) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi) otherwise use its reasonable best efforts to comply in all material respects with all applicable Rules and Regulations; and

(xxii) use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(i) Expenses. Except as provided below, all expenses incident to the Company’s performance of, or compliance with, this Section 3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders, not to exceed $25,000 in the aggregate, in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and, if requested, of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), (iv) all fees and disbursements of counsel and advisors for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (v) all Securities Act liability insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, and (vii) all fees and disbursements of one Sellers’ Counsel in connection with such registration (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the foregoing, in the case of a registration that includes an Indemnity Transfer, the Stockholder or Stockholders on whose behalf such Indemnity Transfer is being registered, and not the Company, shall be responsible for and pay for a pro rata portion of the applicable Registration Expenses computed on the basis of the net proceeds from such Indemnity Transfer divided by the net proceeds from all securities included in such registration.

(j) Indemnification.

(i) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Registrable Securities, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (I) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (II) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (III) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (IV) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (B) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 3(j)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the gross proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii) Indemnification similar to that specified in Sections 3(j)(i) and (j)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Registrable Securities under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 3(j), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3(j), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3(j).

(v) If the indemnification provided for in this Section 3(j) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the gross proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities.

(k) Underwritten Offerings. Notwithstanding anything to the contrary set forth in this Agreement:

(i) If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company and the other selling Stockholders, in which case the Company and the other selling Stockholders shall enter into an agreement with such firm for the underwriting of such offering containing customary terms and conditions; and

(ii) no Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (A) to sell such Stockholder’s Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangement(s) with respect to all selling Stockholders and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Information by Holder. Each Stockholder that includes Registrable Securities in any registration shall furnish to the Company such written information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(m) Exchange Act Compliance. The Company, pursuant to the Exchange Act relating to any class of its Securities shall have become effective, shall comply in all material respects with all of the reporting requirements of the Exchange Act and shall comply in all material respects with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall reasonably cooperate with each Stockholder in supplying such information as may be reasonably necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to any Stockholder upon reasonable request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(n) No Conflict of Rights. The Company represents and warrants to each Stockholder that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. The Company shall not enter into any contract or arrangement whereby any Person shall become a Third Party Demand Holder (other than pursuant to the subscription agreements entered into in connection with the Transactions) or a Third Party Piggyback Holder without the prior written consent of each Stockholder.

Section 4. Certain Additional Agreements. For so long as Metropoulos is entitled to designate a member for election to the Board and the board of directors (or equivalent body) of any subsidiaries of the Company pursuant to the Executive Chairman Agreement, dated as of July 28, 2016, by and between the Company and Metropoulos (the “CDM Designee”), the Gores

Holders shall take all commercially reasonable actions (including voting or causing to be voted all shares of Class A Common Stock or other voting securities of the Company held of record or beneficially owned by such holder) so as to cause to be elected to the Board (and not removed from the Board unless directed by Metropoulos) the CDM Designee.

Section 5. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof.

(c) Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities held by any Stockholder, provided, however, that Section 3(j) shall survive the termination of this Agreement indefinitely.

(d) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Stockholders and their respective successors and permitted assigns. Except as otherwise expressly permitted pursuant to the terms of this Agreement, neither the Company nor the Stockholders shall assign or otherwise transfer their rights or obligations hereunder (it being understood that the Stockholders shall have the right to assign and transfer their rights and obligations in connection with any transfer of Restricted Shares or CDM Rollover Shares (as applicable) pursuant to a Covered Transfer).

(e) Modifications; Amendments. The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company and each of the Stockholders; provided, however, that (i) any modification, amendment or waiver of Section 2(i) shall require only the written consent of the Metropoulos Holders and the Apollo Holder and (ii) any modification, amendment or waiver of Section 4 shall require only the written consent of the Metropoulos Holders and the Gores Holders.

(f) Waiver; Consents. No course of dealing between the Company or the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Whenever in this Agreement the consent of a Stockholder is required, such Consent shall be given by Persons comprising such Stockholder who hold a majority of the Registrable Securities held by such Stockholder.

(g) Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(i) Remedies. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(j) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by fax, by e-mail, by nationally-recognized overnight courier, or by first class mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)	If to the Gores Holders:

Gores Sponsor LLC

9800 Wilshire Blvd.

Beverly Hills, California 90212

Attention: Mark Stone

Fax: (310) 443-9980

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention:	Kyle C. Krpata
James R. Griffin
Fax:	(650) 802-3100

(ii)	If to the Company:

Hostess Brands, Inc.

1 E. Armour Boulevard

Kansas City, Missouri 64111

Attention:	William Toler
Telephone:	(513) 874-8741
Email:	btoler@hostessbrands.com

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention:	Kyle C. Krpata
James R. Griffin
Fax:	(650) 802-3100

(iii)	If to the Apollo Holder:

AP Hostess Holdings, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention:	Laurie Medley
Fax:	(646) 607-0528

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attention:	Robert G. Robison
Andrew L. Milano
Fax:	(212) 309-6001

(iv)	If to the Metropoulos Holders:

200 Greenwich Avenue

Greenwich, Connecticut 06830

Attention:	C. Dean Metropoulos
Fax:	(203) 629-6660

with a required copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Edward T. Ackerman

Fax: (212) 757-3390

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by fax or e-mail, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after being sent and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

(k) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) Consent to Jurisdiction; Waiver of Jury Trial. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal Courts have exclusive jurisdiction over the matter, in which case the United States District for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any Legal Proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

(m) Interpretive Matters. Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation, whether or not the words “without limitation” actually appear. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents necessary in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(o) Third Party Beneficiaries. The covenants of the Company contained in this Agreement are solely for the benefit of the Stockholders. Accordingly, except as expressly set forth herein, no third party (including any holder of Class A Common Stock of the Company) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(p) Effectiveness. This Agreement shall become effective on the date hereof and shall thereupon amend and restate in full the Original Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY

HOSTESS BRANDS, INC.

By:	/s/ Mark Stone
	Name:	Mark Stone
	Title:	Chief Executive Officer

[Signature Page to Registration Rights and Lock-Up Agreement]

APOLLO HOLDER

AP HOSTESS HOLDINGS, L.P.

By: AP Hostess Holdings GP, LLC, its general partner

By:	/s/ Andrew Jhawar
	Name:	Andrew Jhawar
	Title:	Vice President

[Signature Page to Registration Rights and Lock-Up Agreement]

HOSTESS CO-INVEST

HOSTESS CDM CO-INVEST, LLC

By:	/s/ C. Dean Metropoulos
	Name:	C. Dean Metropoulos
	Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES A

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES B

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES C

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES D

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

[Signature Page to Registration Rights and Lock-Up Agreement]

HOSTESS CDM CO-INVEST, LLC – SERIES E

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES F

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES G

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES H

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

HOSTESS CDM CO-INVEST, LLC – SERIES I

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

[Signature Page to Registration Rights and Lock-Up Agreement]

CDM HOSTESS

CDM HOSTESS CLASS C, LLC

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

CDM HOSTESS CLASS C, LLC – SERIES A

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

CDM HOSTESS CLASS C, LLC – SERIES B

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

CDM HOSTESS CLASS C, LLC – SERIES C

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

CDM HOSTESS CLASS C, LLC – SERIES D

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

[Signature Page to Registration Rights and Lock-Up Agreement]

CDM HOSTESS CLASS C, LLC – SERIES E

By:	/s/ C. Dean Metropoulos
Name:	C. Dean Metropoulos
Title:	Managing Member

METROPOULOS

C. DEAN METROPOULOS

/s/ C. Dean Metropoulos

[Signature Page to Registration Rights and Lock-Up Agreement]

GORES SPONSOR

By: AEG HOLDINGS, LLC
Its: Managing Member

By:	/s/ Alec Gores
	Name:	Alec Gores
	Title:	Officer

By: PLATINUM EQUITY, LLC
Its: Managing Member

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Chief Financial Officer

[Signature Page to Registration Rights and Lock-Up Agreement]

GORES HOLDERS

RANDY BORT

/s/ Randy Bort

WILLIAM PATTON

/s/ William Patton

JEFFREY REA

/s/ Jeffrey Rea

[Signature Page to Registration Rights and Lock-Up Agreement]

Exhibit A

JOINDER AGREEMENT - TRANSFEREES

Reference is hereby made to that certain Registration Rights and Lock-Up Agreement, dated as of November 4, 2016 (as amended from time to time, the “Registration Rights and Lock-Up Agreement”), by and among (i) Hostess Brands, Inc. (formerly known as Gores Holdings, Inc.), a Delaware corporation, (ii) AP Hostess Holdings, L.P., a Delaware limited partnership, (iii) Hostess CDM Co-Invest, LLC, a Delaware series limited liability company and the series thereof, (iv) CDM Hostess Class C, LLC, a Delaware series limited liability company and the series thereof, (v) C. Dean Metropoulos, (vi) Gores Sponsor LLC, a Delaware limited liability company, (vii) Randy Bort, (viii) William Patton and (ix) Jeffrey Rea.

Pursuant to and in accordance with Section 2(c) of the Registration Rights and Lock-Up Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Registration Rights and Lock-Up Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights and Lock-Up Agreement as though an original party thereto and shall be deemed to be a Stockholder for all purposes thereof.

[TRANSFEREE]

By

Name:
Title: